Exhibit 35


                            ITEM 1123 CERTIFICATION

I, David J. Kolibachuk, Vice President of U.S. Bank National Association (the "Servicer"), hereby certify that:

(1) A review of the activities of the Servicer during the fiscal year covered by this annual report on Form 10-K and of the performance of the Servicer under the Standard Terms for Trust Agreement, dated as of November 9, 2006, between the Servicer and Select Asset Inc. (the "Agreement") has been made under my supervision; and

 (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the reporting period, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof.


Date: March 26, 2008


                                    /s/ David J. Kolibachuk
                                    ------------------------------------
                                    David J. Kolibachuk
                                    Vice President